UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2010

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of American Tower Corporation (the “Company”) was held on May 12, 2010 to consider and act upon the two proposals listed below, both of which were approved and adopted. The final results of the stockholder voting regarding each proposal were as follows:

1.	Election of the following directors for the ensuing year or until their successors are elected and qualified.

Nominee	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
Raymond P. Dolan	323,843,709	6,304,839	109,071	19,110,403
Ronald M. Dykes	329,135,674	1,013,977	107,968	19,110,403
Carolyn F. Katz	323,942,653	6,221,618	93,348	19,110,403
Gustavo Lara Cantu	329,045,991	1,115,698	95,930	19,110,403
JoAnn A. Reed	329,139,464	1,022,675	95,480	19,110,403
Pamela D.A. Reeve	324,863,713	5,300,263	93,643	19,110,403
David E. Sharbutt	328,916,484	1,232,114	109,021	19,110,403
James D. Taiclet, Jr.	316,795,246	13,355,540	106,833	19,110,403
Samme L. Thompson	328,820,942	1,325,526	111,151	19,110,403

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
341,127,333	8,200,586	40,103	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: May 13, 2010	By:	/S/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer